                                EXHIBIT (3)(a)(1)

               AMENDMENT NO. 2 TO PRINCIPAL UNDERWRITING AGREEMENT

               AMENDMENT NO. 2 TO PRINCIPAL UNDERWRITING AGREEMENT


Amendment to the Amended and Restated Principal Underwriting Agreement, dated as of May 1, 2002, by and between AFSG Securities Corporation and Transamerica Life Insurance Company (the "Agreement").

Exhibit A of the Agreement is hereby deleted in its entirety and replaced with the following:


                                    EXHIBIT A

                                Separate Accounts

1.   Separate Account VA A

2.   Separate Account VA B

3.   Separate Account VA C

4.   Separate Account VA D

5.   Separate Account VA E

6.   Separate Account VA F

7.   Separate Account VA I

8.   Separate Account VA J

9.   Separate Account VA K

10.  Separate Account VA L

11.  Separate Account VA P

12.  Retirement Builder Variable Annuity Account

13.  Separate Account VL A

14.  Legacy Builder Variable Life Separate Account

All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Effective Date:   August 15, 2002


AFSG Securities Corporation

By:    /s/ Lisa A. Wachendorf
       -----------------------------------
       Lisa A. Wachendorf

Title: Vice President and
       Chief Compliance Officer


Transamerica Life Insurance Company, Inc.

By:    /s/ Larry N. Norman
       -----------------------------------
       Larry N. Norman

Title: President